AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made on this 14th day of April 2014, amending and restating the Agreement and Declaration of Trust dated February 16, 2000 (the “Existing Declaration of Trust”),

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby amend and restate the Existing Declaration of Trust to read in its entirety as follows and do declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Name

Section 1. This Trust shall be known as “State Street Institutional Investment Trust”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The “Trust” refers to the Massachusetts business trust established by the Existing Declaration of Trust, as amended from time to time, including by this Amended and Restated Agreement and Declaration of Trust;

(b) “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

(c) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(f) The terms “Affiliated Person”, “Assignment”, “Commission”, “Interested Person”, “Principal Underwriter” and “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust as amended or restated from time to time;

(h) “Bylaws” shall mean the Bylaws of the Trust as amended from time to time;

(i) The term “series” or “series of Shares” refers to the one or more separate series of Shares established by the Trustees from time to time;

(j) The term “class” or “class of Shares” refers to the various classes of Shares of any series established by the Trustees from time to time; and

(k) “Code” means the Internal Revenue Code of 1986, as amended.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to provide investors one or more investment programs and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

ARTICLE III

Shares

Division of Beneficial Interest

Section 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the Bylaws. The number of Shares of the Trust and of any series and classes of the Trust authorized shall be unlimited, except as the Bylaws may otherwise provide or as the Trustees may otherwise determine, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class. The Trustees also may from time to time, without Shareholder approval, combine the Shares of two or more series into a single series or the Shares of two or more classes of any series into a single class.

Ownership of Shares

Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

Investment in the Trust

Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.

All consideration received by the Trust for the issue or sale of Shares of a series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong solely to that series of Shares for all purposes, subject only to the rights of creditors of such series, and shall be so handled upon the books of account of the Trust and are herein referred to as “assets of” such series.

No Preemptive Rights

Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Derivative Claims

Section 5. The purpose of this Section 5 is to protect the interests of the Trust and the Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and Shareholders as a result of spurious shareholder demands and derivative actions.

(a) No Shareholder shall commence or maintain a derivative or similar action or proceeding on behalf or for the benefit of the Trust or any series or class to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:

(i) The complaining Shareholder was a Shareholder of the series or class on behalf of or in the right of which the derivative action is proposed to be brought (the “affected series or class”) at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time, and subsequently remains a Shareholder of such series or class for all relevant periods including without limitation when the demand required by subsection (iii) below was made and while the derivative action is maintained;

(ii) The complaining shareholder does not bring or purport to bring the derivative action on behalf of any series or class of the Trust other than the class or series that the Shareholder owns pursuant to subsection (i) above;

(iii) Prior to the commencement of such derivative action, the complaining Shareholder has made a written demand on the Trust, mailed to the Secretary of the Trust at the Trust’s principal office, requesting that the Trustees cause the Trust to file the action itself on behalf of the affected series or class (a “demand”) and setting forth with particularity the nature of the proposed proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand;

(iv) The period described in subsections (b) or (e) below has elapsed, unless the Trust notifies the complaining Shareholder by an earlier date of the Trust’s response to the demand; and

(v) The Trust has not notified the complaining Shareholder of any determination by the Trustees or the Shareholders pursuant to this Section 5 that would preclude the complaining Shareholders from commencing or maintaining the derivative action.

(b) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand (the “independent Trustees”) will consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected series or class, as applicable. If, during this 90-day period, those independent Trustees conclude that such determination cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 120 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”). Notice of any such decision to extend the review period shall be sent to the complaining Shareholder.

(c) Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any series or class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the series or class of which the Trustee is a Shareholder.

(d) Any decision by the independent Trustees to bring, maintain or settle (or not to bring, maintain or settle) a proceeding in connection with a demand, or to vindicate (or not vindicate) any claim on behalf or for the benefit of the Trust, or to submit the matter to a vote of Shareholders pursuant to subsection (e) below, shall be made by the Trustees in their sole business judgment and shall be binding upon the Shareholders, and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand.

(e) In their sole discretion, the Trustees may submit the decision whether to bring an action in response to the demand on behalf of the Trust or any affected series or class to a vote of Shareholders of the Trust or any affected series or class. Notice of any such decision to submit the matter to a vote of Shareholders shall be sent to the complaining Shareholder. The Trust shall notify the complaining Shareholder of the results of such Shareholders’ vote, which shall be binding upon Shareholders, within 180 days of the receipt of such demand submitted in accordance with the requirements of subsection (a) above.

Status of Shares and Limitation of Personal Liability

Section 6. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party to this Declaration of Trust and the Bylaws. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Direct Claims

Section 7. No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act or other federal securities laws, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to an alleged injury, have the right to bring such an action, unless the class of Shareholders or single Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or single Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or single Shareholder seeking authorization.

ARTICLE IV

The Trustees

Election, Tenure and Removal

Section 1. The Trustees as of the date hereof shall be William L. Boyan, Michael F. Holland, William L. Marshall, Patrick J. Riley, Richard D. Shirk, Bruce D. Taber, Scott F. Powers, James E. Ross, Rina K. Spence and Douglas T. Williams. A Trustee may be elected either by the Trustees or by the Shareholders. From time to time, the Trustees may fix the number of Trustees or fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees. Any Trustee may be removed from office, for any reason or for no reason, (i) by vote of the holders of two-thirds of the outstanding Shares at a meeting of Shareholders called for the purpose of considering the removal of the Trustee, (ii) by declaration in writing signed by the holders of two-thirds of the outstanding Shares filed with the Trust’s custodian; or (iii) by vote of a majority of the remaining Trustees and a majority of the remaining Trustees who are not Interested Persons of the Trust, specifying the date when such removal shall become effective. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law.

Effect of Death, Resignation, etc. of a Trustee

Section 2. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers

Section 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or add to their number, and may elect and remove, with or without cause, such Trustees and officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

(f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, or purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To borrow funds or other property;

(l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

(m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust’s or a series’ business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring any or all of the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including, without limitation, any action taken or omitted that may be determined to constitute negligence, or gross negligence, in each case, whether or not the Trust would have the power to indemnify such person against such liability;

(n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(o) Generally, to adopt and cause the implementation of such policies, procedures, guidelines or directives as they deem necessary or appropriate, in their sole discretion, relating to the governance, operation and related matters of the Trust;

(p) To organize, and transfer assets of the Trust into and out of, subsidiaries of the Trust or any series thereof; and

(q) To engage in any other lawful act or activity.

The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees’ powers and authority.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken (A) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by which means shall for all purposes constitute presence in person at a meeting), or (B) by written consents of a majority of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

Payment of Expenses by Trust

Section 4. The Trustees are authorized to pay or to cause to be paid out of the assets of the Trust, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, any investment adviser, manager or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular series of Shares, as determined by the Trustees or the President or the Treasurer of the Trust, shall be payable solely out of the assets of that series and may, as the Trustees or such officer from time to time may determine, be allocated to a particular class of Shares of a series or apportioned among two or more classes of Shares of a series.

Ownership of Assets of the Trust

Section 5. Title to all of the assets of each series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

Section 6. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may provide for, or permit, the hiring of, or delegation to, one or more sub-advisers who shall perform all or part of the obligations of the Manager under such contract and may contain such other terms as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

Agent for Service of Process

Section 7. The name and address of the resident agent of the Trust on the date hereof in The Commonwealth of Massachusetts is State Street Bank and Trust Company, Secretary of the State Street Institutional Investment Trust, c/o State Street Fund Administration Legal Department, One Lincoln Street, Boston, MA 02111.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Voting Powers

Section 1. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1 of this Declaration of Trust, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8 of this Declaration of Trust, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of this Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust if the Trustees exercise their right to terminate the Trust pursuant to Article IX, Section 4 of this Declaration of Trust), and (iv) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, or the Bylaws, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to series or classes of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently, Shares shall be voted by individual series or class and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of the Trust are issued, the Trustees may exercise all rights of Shareholders and may take any action permitted or required of the Shareholders by law, this Declaration of Trust, the Bylaws, or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state. Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders of that series or class, respectively, and may take any action permitted or required of the Shareholders of that series or class by law, this Declaration of Trust or the Bylaws, or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state.

Meetings

Section 2. Meetings of the Shareholders of any or all series or classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such series or classes as herein provided or for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place within or without Massachusetts designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder entitled to vote at such meeting by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address as it appears on the records of the Trust.

Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to a Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Quorum and Required Vote

Section 3. Thirty percent of Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders’ meeting, except that where any provision of law or of this Declaration of Trust or the Bylaws requires that holders of any series or class shall vote as an individual series or class, then thirty percent of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class; provided that the Trustees may in their discretion specify a greater percentage to constitute a quorum as to any matter. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or of this Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where the holders of any series or class vote as an individual series or class, a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

Action by Written Consent

Section 4. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required to act on such matter) or, as applicable, holding a majority of the Shares of any series or class entitled to vote separately on the matter (or such larger proportion as aforesaid) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Inspection of Books and Records

Section 5. No Shareholder shall have any right to examine any books or records of the Trust if the Trust determines that the examination will for any reason be adverse to the interests of the Trust. The Trust’s determination that the examination would be adverse to the interests of the Trust, and the refusal to permit examination, shall be binding upon the Shareholders, and no suit, proceeding or other action shall be commenced or maintained after such decision to reject a demand for examination. There shall be no right for any person to examine any books or records of the Trust if such person is not a Shareholder of the applicable series or class of Shares for all relevant periods including without limitation when the demand to examine any books or records of the Trust was made, during the pendency of any suit, proceeding or other action related to a demand to examine any books or records of the Trust, or during the period of any examination of the books or records of the Trust. This provision is without exclusion to other bases for refusing to permit such examination. In addition, every examination shall be subject to such reasonable regulations as the Trust may establish in regard thereto.

Additional Provisions

Section 6. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders’ voting powers, the conduct of meetings and related matters.

ARTICLE VI

Distributions, Redemptions and Repurchases

Distributions

Section 1. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of any series solely out of the assets of such series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular series shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determinations shall be binding upon the Shareholders.

Redemptions and Repurchases

Section 2. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance herewith, less any applicable redemption charge or other charges and/or fees fixed by the Trustees. Except as otherwise provided from time to time in the prospectus of the Trust relating to the particular class or series of Shares, or as the Trustees may otherwise determine, payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligations set forth in this Section 2 may be suspended or postponed from time to time or at any time in the discretion of the Trustees in accordance with applicable law and regulation, including determinations, exemptions, pronouncements, and regulatory relief issued or promulgated by appropriate governmental authorities. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

The redemption, purchase or repurchase may be made in cash or in other property, or any combination thereof. The composition of any such payment shall be determined by the Trust in its sole discretion, and the Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities or other property selected for delivery as all or part of any such payment.

Redemption at the Option of the Trust

Section 3. The Trust shall have the right at its option and without a vote of the Shareholders at any time and for any or no reason to redeem all or a portion of the Shares of any Shareholder at the net asset value thereof as determined in accordance with this Declaration of Trust and the Bylaws, including, but not limited to: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees, or representing a percentage of the aggregate net asset value of that series equal to or in excess of a percentage determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust equal to or in excess of a percentage of the outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees; or (iv) if the Trust determines that such Shareholder is engaging in conduct that is harmful to the Trust or any series or class; or (v) that such Shareholder’s continued participation in the Trust would cause, or in the judgment of the Trustees threatens to cause, the Trust to fail to comply with applicable law or to fail to be eligible for any tax withholding, regulatory or registration exemption, including without limitation, due to a determination by the Trustees that such Shareholder’s continued participation in the Trust may cause the Trust to be required to withhold on distributions to such Shareholder by reason of section 1471 et seq. of the Code; or (vi) if the Trust otherwise determines such redemption to be necessary or appropriate.

Determination of Net Asset Value

Section 4. Determinations of net asset value of any Shares of any series or class made by Trustees or their designees shall be binding on all parties concerned.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Compensation

Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Limitation of Liability

Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

Indemnification

Trustees, Officers, etc.

Section 1. The Trust shall indemnify each of its Trustees and officers, including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (each such Trustee, officer or person hereinafter referred to as a “Covered Person”), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and accountants’ or counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII, provided, that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising from any such advance payments, or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

Compromise Payment

Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (x) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust or its Shareholders by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Rebuttable Presumption

Section 3. For purposes of the determination or opinion referred to in clause (c) of Section 1 of this Article VIII or clauses (x) or (y) of Section 2 of this Article VIII, the majority of the disinterested Trustees of the Trust acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or that such Covered Person’s action was at least not opposed to the best interests of the Trust and has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Indemnification Not Exclusive

Section 4. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an interested person by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person, including any Trustees or officers.

Shareholders

Section 5. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE IX

Miscellaneous

Trustees, Shareholders, etc. Not Personally Liable; Notice

Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust or, to the extent that the liability relates to assets of a particular series or class, only to the assets belonging to the relevant series or attributable to the relevant class, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of such Trustee’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees or any Trustee, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the series or attributable to the class for the benefit of which such note, bond, contract, instrument, certificate or undertaking is made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders or any other person individually.

Trustee’s Good Faith Action, Expert Advice, No Bond or Surety

Section 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

The appointment, designation or identification of a Trustee as the chairperson or co-chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson or co-chairperson of a committee of the Trustees, an expert on any topic or in any area (including audit committee financial expert) or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification or right or privilege to which such Trustee would otherwise be entitled.

Liability of Third Persons Dealing with Trustees

Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust

Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each series, voting separately by series, or by the Trustees by written notice to the Shareholders. Any series may be terminated at any time by vote of at least 66-2/3% of the Shares of that series; alternatively, any series or class may be terminated at any time by the Trustees by written notice to the Shareholders of that series or class. Nothing in this Declaration of Trust or the Bylaws shall restrict the power of the Trustees to terminate any series or class by written notice to the Shareholders of such series or class, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets or similar transaction involving such series or class.

Upon termination of the Trust (or any series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each series (or the applicable series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each series (or the applicable series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities or property, or any combination thereof, and distribute them to the Shareholders of that series (or class, as the case may be), as a series (or class, as the case may be), ratably according to the number of Shares of that series (or class, as the case may be) held by the several Shareholders on the date of termination.

Reorganizations

Section 5. The Trust, or any one or more series of the Trust, may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, series (including any series of the Trust), sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other jurisdiction, to form a consolidated or merged trust, series (including any series of the Trust), sub-trust, partnership, limited liability company, association or corporation under the laws of the Commonwealth of Massachusetts or any other jurisdiction or (2) transfer all or a substantial portion of its assets to one or more other trusts, series (including any series of the Trust), sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other jurisdiction, or have one or more such trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations transfer all or a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more series, as the case may be, in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of the Trust or relevant series.

Filing and Copies, References, Headings

Section 6. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any amendments hereto. In this instrument and in any such amendment, references to this instrument and all expressions like “herein”, “hereof” and “hereunder” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

Section 7. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

Section 8.

(a) Except as specifically provided in this Declaration of Trust, the Trustees may amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust by an instrument in writing executed by a majority of the Trustees. Shareholders shall have the right to vote only on any amendment (i) that would affect their right to vote granted in Article V Section 1 hereof; (ii) as may be required by law to be approved by Shareholders; or (iii) submitted to them by the Trustees. Notwithstanding the preceding sentence, the Trustees may, without any Shareholder vote, amend this Declaration of Trust (x) to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or (y) if they deem it necessary or advisable, to conform the Declaration of Trust to the requirements of applicable law, including the 1940 Act or the Code, but the Trustees shall not be liable for failing to do so, or, (z) with respect to an amendment affecting a series or class, for any reason at any time, if there are no Shares of such series or class outstanding at that time. Except as otherwise specifically provided in this Declaration of Trust, any amendment on which Shareholders have the right to vote shall require an affirmative vote of the holders of at least a majority of the Shares outstanding and entitled to vote, except that an amendment which in the determination of the Trustees shall affect the holders of one or more series or but not the holders of all outstanding series, or shall affect the holders of one or more classes of a series but not the holders of all outstanding Shares of all classes, shall be authorized as to any such series or class by the affirmative vote of the holders of at least a majority of the Shares of such affected series or class outstanding and entitled to vote, and no vote of Shareholders of a series or class not determined by the Trustees to be affected shall be required.

(b) Nothing contained in the Declaration of Trust shall permit the amendment of the Declaration of Trust (i) to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees or former Trustees, (ii) to permit assessments upon Shareholders of the Trust, or (iii) to limit the rights to indemnification provided in Article VIII with respect to actions or omissions prior to such amendment.

IN WITNESS WHEREOF, each undersigned has hereunto set his or her hand and seal for himself and his assigns, as of the day and year first above written.

/s/ William L. Boyan	/s/ Bruce D. Taber
William L. Boyan	Bruce D. Taber

/s/ Michael F. Holland	/s/ Scott F. Powers
Michael F. Holland	Scott F. Powers

/s/ William L. Marshall	/s/ James E. Ross
William L. Marshall	James E. Ross

/s/ Patrick J. Riley	/s/ Rina K. Spence
Patrick J. Riley	Rina K. Spence

/s/ Richard D. Shirk	/s/ Douglas T. Williams
Richard D. Shirk	Douglas T. Williams

Trustees and Address:

William L. Boyan

Michael F. Holland

William L. Marshall

Patrick J. Riley

Richard D. Shirk

Bruce D. Taber

Scott F. Powers, James E. Ross

Rina K. Spence

Douglas T. Williams

One Lincoln Street

Boston, Massachusetts 02111-2900

Trust Address:

State Street Institutional Investment Trust

One Lincoln Street

Boston, Massachusetts 02111-2900

Resident Agent:

State Street Bank and Trust Company

Secretary of the State Street Institutional Investment Trust

c/o State Street Fund Administration Legal Department

One Lincoln Street

Boston, MA 02111